UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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U.S. ENERGY CORP.

675 Bering, Suite 100

Houston, TX 77057

Notice of Annual Meeting of Shareholders

April 29, 2020

Dear Shareholders:

We are pleased to provide you with notice of our 2020 Annual Meeting of Shareholders (the “Annual Meeting”). The timing, location and summary of each of the proposals to be voted upon are as follows:

Date:	Tuesday, June 9, 2020	Time:	8:00 AM CDT

Place:	675 Bering, Suite 100 Houston, TX 77057

Purposes:	1.	To elect one nominee for Class Three director identified in the accompanying Proxy Statement (Javier F. Pico) to serve until the third succeeding annual meeting of shareholders (to be held in 2023) and until his successor has been duly elected or appointed and qualified;
	2.	To ratify the appointment of Plante & Moran PLLC as our independent auditor;
	3.	To approve, on an advisory basis, the 2019 compensation of the Company’s named executive officers;
	4.	To approve amendments to the U.S Energy Corp. Amended and Restated 2012 Equity and Performance Incentive Plan that increases the number of shares issuable under the plan and increases the limitation on the number of shares that may be granted to an Eligible Individual; and
	5.	To approve such other business as may arise that can properly be conducted at the Annual Meeting, or any adjournment or postponement thereof in accordance with the Bylaws of the Company.

The formal Proxy Statement that follows this letter provides extensive background information about each of the proposals, along with the recommendations of our Board of Directors to vote in favor of each of the proposals.

Only shareholders of record at the close of business on April 20, 2020 are entitled to receive notice of and to vote at the Annual Meeting. A copy of our Annual Report for the fiscal year ended December 31, 2019 is available at www.usnrg.com. Please read this information carefully before voting your proxy.

The Securities and Exchange Commission (“SEC”) has adopted rules regarding how companies must provide proxy materials to their shareholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its shareholders:

●	the full set delivery option; or

●	the notice only option.

A company may use a single method for all of its shareholders, or use full set delivery for some while adopting the notice only option for others.

Under the full set delivery option, a company delivers all proxy materials to its shareholders by mail. In addition to delivery of proxy materials to shareholders, the company must post all proxy materials on a publicly-accessible website and provide information to shareholders about how to access the website.

In connection with the Annual Meeting, we have elected to use the notice only option, which reduces environmental impact as well as printing and mailing costs. Unless otherwise requested by the shareholder, we are mailing to each shareholder a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) instead of mailing paper copies of the proxy materials. The Notice of Availability contains instructions on how to access the proxy materials on the Internet, and also on how to request a paper copy of the proxy materials. All shareholders who do not receive a Notice of Availability will receive a paper copy of the proxy materials by mail.

Whether or not you plan to attend the meeting, please take the time to vote:

Ø	Via the internet – Go to the website shown on your proxy card or Notice of Availability;
Ø	Via telephone – Call the toll free number shown on your proxy card the Notice of Availability; or
Ø	Via mail – Complete, sign and date your proxy card and mail it in the postage paid envelope.

If you were a shareholder of record at the close of business on April 20, 2020 you may attend and vote at the Annual Meeting. The names of shareholders of record entitled to vote at the Annual Meeting will be available for review at the Annual Meeting.

If you wish to attend the Annual Meeting and vote in person, but you hold your shares through a broker or other nominee (i.e., your shares are held in “street name”), contact your broker or nominee promptly to obtain a “legal proxy,” which you must bring to the meeting in order to vote in person at the meeting. Thank you for your support for the recommendations of our Board of Directors.

By Order of the Board of Directors

/s/ Ryan Smith
Chief Executive Officer

U.S. ENERGY CORP.

675 Bering, Suite 100

Houston, TX 77057

PROXY STATEMENT

FOR 2020 ANNUAL MEETING OF SHAREHOLDERS
ON TUESDAY, JUNE 9, 2020

This proxy statement (“Proxy Statement”) is provided in connection with a solicitation of proxies by the Board of Directors (the “Board”) of U.S. Energy Corp. (“U.S. Energy”, the “Company”, “we”, “our”, or “us”) for the annual meeting of shareholders to be held on Tuesday, June 9, 2020, at 8:00 A.M. CDT, at the Houston offices of U.S. Energy, 675 Bering, Suite 100, Houston, TX 77057 (the “Annual Meeting”), and at any adjournments of the meeting. On or about April 29, 2020, we are first mailing the Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to shareholders.

GENERAL

Who Can Vote

Only holders of our common stock (“Common Stock”) and our Series A Convertible Preferred Stock at the close of business on the record date of April 20, 2020 are entitled to receive notice of the Annual Meeting, and only holders of our Common Stock at the close of business on the record date have the right to vote their shares at the Annual Meeting. As of April 9, 2020 there were 1,404,817 shares of our Common Stock issued and outstanding.

You may hold your shares “of record” or in “street name.” The difference between shareholders of record and street name holders is:

●	Shareholder of Record. If your shares are registered directly in your own name with our transfer agent, Computershare Trust Company, Inc., you are considered to be the holder of record of those shares, and you may vote directly via internet, by telephone, by mail or in person.

●	Street Name Shareholder. If your shares are held in a stock brokerage account or by a broker or other nominee, you are considered the “street name” holder and the beneficial owner of those shares, and you have the right to direct your broker or nominee how to vote. However, since you are not the shareholder of record, you may not vote those shares in person at the Annual Meeting unless you obtain a “legal proxy,” which you must bring to the Annual Meeting in order to vote in person at the meeting.

Quorum and Voting Rights

A quorum for the Annual Meeting will exist if a majority of the voting power of the shareholders is present at the meeting, in person or represented by properly executed proxies delivered to us prior to the meeting. Shares of Common Stock present at the meeting that abstain/withhold from voting, or that are the subject of “broker non-votes,” will be counted as present for the purposes of determining a quorum.

New York Stock Exchange (“NYSE”) Rule 452 governs discretionary voting by brokers of shares held in street name when beneficial owners have not instructed how such shares should be voted. Because the rule governs all brokers that are members of the NYSE, it affects all public companies that have shares held in street name, not just companies listed on the NYSE. Under the rule, such brokers have discretionary authority to vote street name shares on “routine” items such as the ratification of the Company’s appointment of auditors, but not on other matters, including the election of directors. Of the matters to be presented at the Annual Meeting, Proposal 2 (ratification of auditors) will be considered a routine matter for purposes of the rule. Accordingly, if your broker does not receive instructions from you, your broker will not be able to vote your shares on any of the other matters, and a “broker non-vote” will occur with respect to those matters.

You are entitled to one vote for each share of U.S. Energy Common Stock you hold, except that for the election of directors you may cumulate your votes. Cumulative voting generally allows each holder of shares of Common Stock to multiply the number of shares owned by the number of directors nominated for election, and to distribute the resulting number of votes among nominees in any proportion that the holder chooses.

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Votes Needed

On Proposal 1, Election of Directors, nominees in a number equal to the seats to be filled on the Board who receive a plurality of votes cast will be elected as directors. If you withhold your shares from voting, your shares will not be counted for any director. Withheld votes and broker non-votes will have no effect on the election of directors.

Each of the other proposals, and any other matter which properly comes before the meeting in accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”), will be approved or ratified, as the case may be, if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions and broker non-votes are not considered votes cast, and they will have no effect on such proposals.

How Your Proxy Will Be Voted; Recommendation of the Board

The Board is soliciting a proxy to provide you with the opportunity to vote on all matters scheduled to come before the meeting (as stated in the Notice of Annual Meeting which accompanies this Proxy Statement), whether or not you attend in person.

The Board recommends you vote as follows on the four proposals stated in the Proxy Statement:

●	For the nominee in Proposal 1 – election of one nominee for Class Three director (Javier F. Pico) to serve until the third succeeding annual meeting of shareholders (to be held in 2023) and until his successor has been duly elected or appointed and qualified;

●	For Proposal 2 – the ratification of the appointment of Plante & Moran PLLC as the independent auditor of the Company;

●	For Proposal 3 – to approve, on an advisory basis, the 2019 compensation of the Company’s Named Executive Officers;

●	For Proposal 4 – to approve amendments to the U.S Energy Corp. Amended and Restated 2012 Equity and Performance Incentive Plan that increases the number of shares issuable under the plan and increase the limitation on the number of shares that may be granted to an Eligible Individual.

Granting Your Proxy

Your shares will be voted as you specify if you properly complete and return the appropriate form of proxy. If you make no specifications, your proxy will be voted in favor of each proposal listed above.

We do not expect any matters to be presented for action at the meeting other than the matters stated in the Notice of Annual Meeting accompanying this Proxy Statement. However, as permitted by Securities and Exchange Commission (“SEC”) Rule 14a-4(c), the proxy will confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named as proxies intend to vote in accordance with their judgment on any such matters.

Revoking Your Proxy

If you are a shareholder of record and submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted. You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted. If you are a street name shareholder and you vote by proxy, you may change your vote prior to the meeting by submitting new voting instructions to your broker or other nominee in accordance with that entity’s procedures.

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Proxy Solicitation

We will pay all expenses of our solicitation of proxies for the Annual Meeting. In addition to solicitations by mail, arrangements have been made for brokers and other nominees to send proxy materials to beneficial owners, and we will reimburse those brokers and other nominees for their reasonable expenses. We have not hired a solicitation firm for the meeting. Our employees and directors may solicit proxies by telephone or other means, if necessary; they will not receive additional compensation for these services.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy materials or Notice of Availability, as applicable with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials or Notice of Availability, as applicable. This process, which is commonly referred to as “householding,” potentially results in extra convenience for shareholders, cost savings for companies and conservation of paper products. We have adopted this “householding” procedure.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials or Notice of Availability, as applicable, you may:

●	send a written request to the Company’s corporate headquarters, 675 Bering Drive, Suite 100, Houston, Texas 77057; Attention: Ryan Smith, Chief Executive Officer or call (303) 993-3200, if you are a shareholder of record; or

●	notify your broker, if you hold your shares in street name.

Upon receipt of your request, we will promptly deliver a separate set of proxy materials or Notice of Availability, as applicable, to you. You may also contact us as described above if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.

Requirements and Deadlines for Shareholders to Submit Proposals

Under SEC Rule 14a-8, if a shareholder wants us to include a proposal under that rule to be included in our proxy statement and presented at the annual meeting of shareholders to be held in 2021, information about the proposal must be received by us in writing at least 120 calendar days in advance of the first anniversary of the delivery of these proxy materials, or 120 days prior to April 29, 2021, at the Company’s corporate headquarters, 675 Bering Drive, Suite 100, Houston, Texas 77057; Attention: Ryan Smith, Chief Executive Officer. For a shareholder proposal to be considered at our next annual meeting that will not be included in our proxy statement for that meeting (including director nominations), written notice of the proposal must be delivered to the Company’s Secretary, in accordance with the Company’s Bylaws, at least 90 calendar days, but no more than 120 calendar days, before the date of such meeting.

Shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2021 annual meeting must comply with the requirements of, and all the applicable rules and regulations promulgated by, the SEC under the Securities Exchange Act of 1934, as amended, including the deadline set forth above.

Copies of Our Form 10-K

Promptly upon receiving a written request from any shareholder, we will send to the shareholder without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, with exhibits, as filed with the SEC. Please address your request to the Company’s corporate headquarters, 675 Bering Drive, Suite 100, Houston, Texas 77057; Attention: Ryan Smith, Chief Executive Officer.

Appraisal Rights

No action is proposed at the Annual Meeting for which the laws of the State of Wyoming or our charter documents provide a right of our shareholders to dissent and obtain appraisal of or payment for such shareholders’ Common Stock.

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CORPORATE GOVERNANCE

Board of Directors, Audit, Compensation and Nominating Committees

We are committed to sound corporate governance principles. As evidence of this commitment, the Board has adopted charters for its committees and a Code of Ethics. These documents, along with the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Bylaws, provide the framework for our corporate governance. The charters of the Audit Committee, the Compensation Committee, and the Nominating Committee may be viewed at our website (www.usnrg.com), at the tab “About Us,” then go to “Corporate Governance.” The Code of Ethics also may be viewed at that location. If these documents are amended (or if the Code of Ethics is waived in a manner requiring disclosure under SEC rules), the amendments (and the occurrence of the waiver of the Code of Ethics) will be disclosed on the website as required by the SEC. Copies of each of these documents are available without charge to any person who requests them, by sending a request to the Company’s corporate headquarters, 675 Bering Drive, Suite 100, Houston, Texas 77057; Attention: Ryan Smith, Chief Executive Officer.

Board and Committee Independence

The Board is currently comprised of a majority of independent directors. Specifically, the Board has determined that James W. Denny III, Randall D. Keys, Javier F. Pico and D. Stephen Slack are independent under applicable Nasdaq rules. The Board also determined that former directors that served during 2019 Catherine J. Boggs, J. Weldon Chitwood, and John G. Hoffman all were independent under applicable Nasdaq rules. In addition, the Audit Committee, the Compensation Committee, and the Nominating Committee are each comprised solely of independent directors as required under the applicable requirements of Nasdaq and the SEC.

Board Leadership

On August 5, 2019, the Board amended and restated our Bylaws to provide that the Chairman of the Board may not be the Chief Executive Officer and shall be appointed by the affirmative vote of at least a majority of the members of the Board, unless otherwise determined by the Board. We believe the separation of the Chairman and Chief Executive Officer roles to be a best practice as it relates to strong corporate governance.

Meetings of the Board

The Board currently consists of five members and it has primary responsibility for directing management of the business. During the majority of 2019, the Board consisted of four members with one vacancy. The Board held six formal meetings during 2019, which were attended, in person or by telephone, by all of the directors serving on the Board.

Attendance at Annual Meetings by Directors

Directors are encouraged, but not required, to attend annual meetings. At the Company’s last annual meeting held on December 10, 2019, four directors were in attendance and one attended via telephone.

Communications from Shareholders to the Board

The independent directors have established a process for collecting and organizing communications from shareholders. Shareholders may send communications to the Board by addressing their communications the Company’s corporate headquarters, 675 Bering Drive, Suite 100, Houston, Texas 77057; Attention: Ryan Smith, Chief Executive Officer. Pursuant to this process, the Chief Executive Officer then reviews the communications, determines which of the communications address matters of substance that should be considered by all directors and sends those communications to all the directors for their consideration.

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Audit Committee

To provide effective direction and review of fiscal matters, the Board has established an Audit Committee. The Audit Committee has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems. The Audit Committee also retains our independent outside audit firm. It also exercises general oversight of the activities of our independent auditors, principal financial officer, principal accounting officer, accounting employees and related matters. The current Chairman of the Audit Committee is Randall D. Keys. The Board has determined that Mr. Keys is an “audit committee financial expert” as defined in Item 407(d) of SEC Regulation S-K. The other members of the Audit Committee are Javier F. Pico, who has served since May 2017, and D. Stephen Slack, who has served since December 2019. All members of the Audit Committee are independent directors under applicable Nasdaq and SEC rules.

The Audit Committee formally met four times in 2019. All Audit Committee members attended each meeting in person or by telephone. The Committee reviewed our financial statements for each quarter in 2019 and the year as a whole and discussed the financial statements with management and our independent audit firm. Based on the foregoing, the Audit Committee recommended to the Board at the Board meeting held on March 26, 2020 that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2019. The Audit Committee also reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis, and the Board approved amendments to the Audit Committee Charter on August 5, 2019.

Compensation Committee

We have a Compensation Committee, the current members of which are Randall D. Keys, Javier F. Pico and D. Stephen Slack. These members are independent under applicable criteria established by Nasdaq. The Compensation Committee met formally on one occasion in 2019 and discussed compensation matters informally several times during the year. All Compensation Committee members attended all meetings of the Committee during 2019 either in person or by telephone.

The Compensation Committee reviews and recommends to the Board compensation packages for the executive officers of the Company. The Compensation Committee may delegate to a subcommittee or to our Chief Executive Officer or other officer such of its duties and responsibilities as the Compensation Committee deems to be in the best interests of the Company, provided such delegation is not prohibited by law or Nasdaq rule. The Compensation Committee did not formally engage a compensation consultant during 2019.

Nominating Committee

We have a Nominating Committee, the current members of which are James W. Denny III, Randall D. Keys and Javier F. Pico. These members are independent directors under Nasdaq rules. The Nominating Committee is responsible for identifying and recommending to the Board nominees for election to the Board. Once identified, the Nominating Committee reviews the qualifications (including capability, availability to serve, conflicts of interest, and other relevant factors) of any identified potential director candidate and, where necessary, assists in interviewing such candidate. The Nominating Cmmittee recommends to the Board appropriate nominees for election to be included in the proxy statement for the annual shareholders meeting. The Nominating Committee met formally on one occasion in 2019.

Shareholder Recommendations

The Nominating Committee (which is comprised solely of independent directors) considers and recommends to the Board individuals who may be suitable to be nominated to serve as directors. All director candidates recommended by a shareholder, or a director or officer, will be evaluated by the Nominating Committee in good faith. The Nominating Committee considers diversity in identifying nominees for director, but has not adopted a formal, written diversity policy. The charter of the Nominating Committee sets forth a procedure for shareholders to follow in recommending director candidates to the Nominating Committee. Pursuant to the Nominating Committee charter, a nominating shareholder should provide a written request that the Nominating Committee consider a particular candidate at least 90 days prior to the meeting at which the candidate would be elected. The request must include specified information about the candidate, including a discussion of his or her background and experience, and related matters, and the candidate must have certain attributes and experience, in each case as described in the Nominating Committee charter.

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For the Annual Meeting, the Nominating Committee did not receive a request from any shareholder for consideration of a director nominee candidate.

Hedging Committee

The Company has a Hedging Committee to review and approve the use of all hedging agreements. The current members are James W. Denny III and Randall D. Keys. The Hedging Committee did not formally meet in 2019 but discussed hedging matters informally several times during the year.

Risk Oversight

We face various risks in our business, including liquidity and operational risks. Liquidity risk is encountered in the context of balancing contractual commitments to spend capital and also is involved in our hedging commitments for oil and natural gas price protection. Any change in our hedging strategy will require the approval of the Board and the Hedging Committee.

General business operations are managed by our Chief Executive Officer, who reports to the Board. An annual budget is approved by the Board, with appropriate modifications as needed throughout the year by the Board. However, material budget variations are subject to prior approval by the Board, even if the category and fund allocation generally had been previously approved by the Board. In these situations, the Chairman will call a Board meeting to discuss specific terms, costs and variables, and associated risks, before committing the Company. We believe this process provides the Board with a continuing and key role in risk oversight.

Compensation Risk Assessment

We do not believe that our compensation programs encourage excessive risk taking. Risk mitigating factors of our compensation program and Board governance include:

●	A mix of short-term and long-term incentives designed to incentivize creation of long-term shareholder value; and

●	Caps on awards under our bonus programs, along with the use of targeted performance goals designed to emphasize metrics that lead to long-term shareholder value creation.

Principal Holders of Voting Securities and Ownership by Officers and Directors

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 9, 2020 by (a) each shareholder who is known to us to own beneficially 5.0% or more of our outstanding Common Stock; (b) each of our directors and director nominees; (c) each of our executive officers, and (d) all directors and executive officers as a group. This information is based on SEC reports or as otherwise known by us. Except as otherwise indicated, and except for shares subject to forfeiture, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of April 9, 2020. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of April 9, 2020 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Such options are assumed to be exercised for purposes of these calculations, even though such exercise prices are currently in excess of the closing price of our Common Stock of $3.49 per share as of April 9, 2020. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors, director nominees and officers is c/o 675 Bering, Suite 100, Houston, TX 77057.

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Title of Class	Name of Beneficial Owner	Position with Company	Beneficial Ownership		Percent of Class
	Directors, Director Nominees and Executive Officers

Common	Ryan L. Smith	Chief Executive Officer	69,731	(1)	5.0%
Common	James W. Denny III	Director	5,000	(2)	*
Common	Patrick E. Duke	Director	581,927	(3)	41.4%
Common	Randall D. Keys	Director	5,000	(2)	*
Common	Javier F. Pico	Director	8,000	(2)	*
Common	D. Stephen Slack	Director	5,000	(2)	*

Common	Directors and executive officers as a group (6 people)		674,658		48.0%

	Shareholders in Excess of 5%

Common	APEG Energy II, L.P.(4)	Shareholder	581,927		41.4%
Series A Convertible Preferred	Mt. Emmons Mining Company 333 N. Central Avenue Phoenix, AZ 85004	Series A Convertible Preferred Shareholder	79,334	(5)	5.3%**

* Less than one percent

**Represents percent of outstanding Common Stock assuming full conversion of Series A Convertible Preferred shares into Common Stock. Mt. Emmons Mining Company owns 100% of outstanding Series A Convertible Preferred shares.

(1)	Mr. Smith owns 57,500 shares of our Common Stock and stock options to purchase 10,000 shares, which are presently exercisable. Mr. Smith’s beneficial ownership also includes 2,231 shares currently owned by the employee stock ownership plan (“ESOP”) that Mr. Smith has dispositive power over as an ESOP Trustee.

(2)	Independent directors were issued 5,000 shares of our Common Stock that vest in January 2020. Additionally, Mr. Pico owns stock options to purchase 3,000 shares which are presently exercisable.

(3)	Mr. Duke may be deemed to indirectly beneficially own these shares, which are beneficially owned by APEG Energy II, LP, in the following manner: Mr. Duke is the sole member of Duke Capital Services, LLC, which is a managing member of Angelus Private Equity Group, LLC, which is the sole member of Angelus Capital, LLC, which is the sole member of APEG Energy II GP, LLC, which is the general partner and investment advisor of APEG Energy II, LP. Mr. Duke has shared voting power and shared investment power over these shares.

(4)	Address is 2808 Flintrock Trace Suite 373, Austin, Texas 78738.

(5)	On February 11, 2016, Mt. Emmons Mining Company, a subsidiary of Freeport-McMoRan Inc., acquired 50,000 shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) with an initial liquidation preference of $2,000,000 ($40.00 per share). The Series A Preferred Stock accrues dividends at a rate of 12.25% per annum and such dividends are not payable in cash but are accrued and compounded quarterly in arrears and added to the initial liquidation preference. As of December 31, 2019, the adjusted liquidation preference was approximately $3.2 million. In no event will the aggregate number of shares of Common Stock issued upon conversion be greater than 79,334 shares. The Series A Preferred Stock will generally not vote with the Company’s Common Stock on an as-converted basis on matters put before the Company’s shareholders.

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PROPOSAL 1: ELECTION OF DIRECTORS

Directors

The Company’s Board currently consists of five directors. The Company’s Articles of Incorporation provide for the division of the Company’s Board into three classes as equal in number as the total number of members of the Board provided in the Bylaws permits. The Company’s Bylaws limit service of the independent directors to two three-year terms. If recommended by the Chairman of the Board and approved by the Board, an independent director may serve one additional term.

The nominee for election at the Annual Meeting is Javier F. Pico. Please see biographical information for the directors and the nominees below, under the heading “Business Experience of Directors and Officers.” If approved by the shareholders, Javier F. Pico will serve a term that will expire at the 2023 annual meeting.

Executive Officers

The executive officers of the Company are elected by the Board at the annual directors’ meeting which follows each annual shareholders’ meeting, to serve until the officer’s successor has been duly elected and qualified, or until earlier death, retirement, resignation or removal. Please see biographical information for our executive officers below, under the heading “Business Experience of Directors and Officers.”

Litigation

APEG Energy II, L.P. (“APEG II”) and its general partner, APEG Energy II, GP (together with APEG II, “APEG”) are involved in litigation with the Company and our former Chief Executive Officer, David Veltri, as described below. APEG II holds approximately 41% of our outstanding Common Stock and was our secured lender prior to the maturity on July 30, 2019 of a credit facility the Company had with APEG II.

APEG II Litigation

On February 14, 2019, our Board of Directors (only one member of which remains on our Board following our 2019 Annual Meeting of Shareholders held on December 10, 2019) received a letter from APEG II urging us to establish a seven-person, independent board of directors, establish a corporate business plan and reduce our corporate general and administrative expenses. APEG II is our largest shareholder, owning approximately 41% of our outstanding common stock as of March 20, 2020 and was the secured lender under our credit facility, which we have repaid in full as discussed below.

On February 25, 2019, APEG II provided an access termination notice to our bank under its collateral documents, which resulted in all of the funds held in the collateral accounts, which totaled approximately $1.8 million, being wired to APEG II on March 1, 2019. On March 1, 2019, David Veltri, our former Chief Executive Officer and President, filed a lawsuit against APEG II in the Company’s name (the “Texas Litigation”). The District County of Harris County Texas, the 190th Judicial District (the “State Court”) granted the motion for a temporary restraining order (“TRO”) and ordered APEG to return immediately the approximate $1.8 million in cash previously wired to APEG II.

On March 4, 2019, APEG II filed an emergency motion with the U.S. District Court for the Southern District of Texas in order to remove the Texas Litigation from the State Court to the United States District Court for the Southern District of Texas, Houston Division (the “Texas Federal Court”) and to stay or modify the TRO. Following a hearing on March 4, 2019, the Texas Federal Court vacated the TRO and the Court ordered APEG to return our funds, less the outstanding balance due to APEG II under the credit facility of approximately $937,000 and we received back approximately $850,000.

On February 25, 2019, our Board held a meeting at which it voted to terminate Mr. Veltri for cause as Chief Executive Officer and President as a result of using Company funds outside of his authority and other reasons. Mr. Veltri, along with John Hoffman, a former Board member, called into question whether or not such action was properly taken at the Board meeting. On March 8, 2019, our Audit Committee intervened in the Texas Litigation by filing an emergency motion (the “AC Motion”). The AC Motion requested that the Texas Federal Court order that all of our funds and matters be placed under the control of our Chief Financial Officer and that control of these functions be removed from our former Chief Executive Officer.

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On March 12, 2019, the Texas Federal Court granted the AC Motion, ordering that any disbursement made by us must be approved in writing by the Audit Committee in advance. Additionally, the Texas Federal Court ordered that our Chief Financial Officer must be appointed as the sole signatory on all of our bank accounts.

Litigation with Former Chief Executive Officer

In connection with the above described litigation with APEG II, APEG II then initiated a second lawsuit on March 18, 2019 as a shareholder derivative action in Colorado against Mr. Veltri, our former Chief Executive Officer, Chairman of the Board and President, as a result of his refusal to recognize the Board’s decision to terminate him for cause (the “Colorado Litigation”). The Company was named as a nominal defendant in the Colorado Litigation, Civil Action No. 1:19-cv-00801 before the United States District Court for the District of Colorado (the “Colorado Federal Court”), filed on March 18, 2019.

On April 30, 2019, the Audit Committee took over the control of the defense of the Company, prosecution of its claims against APEG II, and filed third-party claims on behalf of the Company against Mr. Veltri and Mr. Hoffman, at the time a director of the Company, asserting that Mr. Veltri was responsible for any damages that APEG II claims, including attorneys’ fees, and that Mr. Veltri and Mr. Hoffman should be removed from our Board of Directors. On May 22, 2019, we and APEG II entered into a settlement agreement with Mr. Hoffman, pursuant to which Mr. Hoffman agreed to resign from the Board of Directors and committees thereof, and we agreed to pay up to $50,000 of his legal fees incurred. Further, we released Mr. Hoffman from any claims related to the Texas Litigation, APEG II released us from any claims that may have been caused by Mr. Hoffman, and Mr. Hoffman released us from any and all claims he may have had against the Company and its Board.

In the Colorado Litigation, the Colorado Federal Court granted interim preliminary injunctive relief to APEG II against Mr. Veltri, holding that Mr. Veltri, without authorization, continued to hold himself out to be, and continued to act as, as our President and Chief Executive Officer. Pursuant to the Order, Mr. Veltri was preliminarily enjoined from acting as, or holding himself out to be, our President and/or Chief Executive Officer, pending a trial on the merits. Ryan Smith, our Chief Financial Officer, was appointed temporary custodian of the Company with the charge to act as our Interim Chief Executive Officer.

On May 30, 2019, the Colorado Federal Court issued a subsequent order (the “Second Order”), appointing C. Randel Lewis as custodian of the Company pursuant to the Wyoming Business Corporation Act and to take over for Mr. Smith in acting as our Interim Chief Executive Officer and to serve on our Board of Directors as Chairman. The Second Order noted that the primary purpose of having Mr. Lewis serve as custodian was to resolve the Board deadlock regarding Mr. Veltri’s termination. Pursuant to the Second Order, Mr. Lewis, as custodian, was ordered to act in place of the Board to appoint one independent director to replace Mr. Hoffman. On June 13, 2019, Mr. Lewis appointed Catherine J. Boggs to serve as an independent director until the 2019 annual meeting of our shareholders, which was held on December 10, 2019. Following such annual meeting, our directors appointed Ryan Smith as our Chief Executive Officer to replace Mr. Lewis in that role. Following our annual meeting, the Colorado Federal Court also discharged Mr. Lewis from serving as our custodian, Interim Chief Executive Officer and as a member of our Board.

Both the Texas Litigation and the Colorado Litigation currently remain pending.

Audit Committee Investigation

Following the termination of Mr. Veltri on February 25, 2019, our independent auditors, Plante & Moran PLLC, informed the Audit Committee that the auditors had found irregularities in the submission and payment of expense reports with respect to our former Chief Executive Officer. Our Audit Committee engaged independent legal counsel, which subsequently engaged an independent accounting firm to conduct a forensic accounting investigation of our expense reporting system in relation to issues raised by our auditors regarding potential financial improprieties related to expense reports, including examining expense reports and third-party expenditures made by or through our former Chief Executive Officer or his staff. The investigation was expanded into a forensic investigation of the integrity of our computer-based record keeping after Mr. Veltri and Mr. Hoffman managed to reset the security codes to give them complete control of our books and records temporarily and exclude our other employees’, members of management’s, other officer’s and director’s ability to access those records during that period. The scope of the forensic accounting investigation covered the period from January 1, 2017 through March 31, 2019.

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The forensic accounting investigation and our internal investigation also identified numerous expense items on Mr. Veltri’s expense reports that appeared to be personal in nature or lacked adequate documentation showing that such expense was for legitimate business purposes. These expense items totaled at least $81,014, of which $32,194 was incurred during the year ended December 31, 2017, $34,203 was incurred during the year ended December 31, 2018 and $14,617 was incurred during 2019 prior to Mr. Veltri’s termination. We reclassified the entire $81,014 reimbursed to Mr. Veltri as additional compensation and taxable income. In addition, we have accrued payroll taxes payable on the additional compensation.

The report also indicated that Mr. Veltri used the Company’s vendors for his own personal benefit. Mr. Veltri bypassed our accounts payable process by paying third-party vendors personally through expense reports and then approved his own expense reports, which limited the visibility of the payments and review by our accounting personnel.

Mr. Veltri also incurred $47,156 in third-party professional fees in connection with a potential transaction with a company controlled by a former Board member, which transaction and related expenses in evaluating the potential transaction were not approved by the Board. At December 31, 2018, the total amount of the fees was impaired and transferred to the full cost pool.

Mr. Veltri also entered into an agreement to acquire some oil and natural gas properties for which the Board authorized $250,000, which amount was fully refundable, subject to the funds being held in escrow pending the closing of the acquisition. Mr. Veltri wired the funds directly into the seller’s account, rather than escrowing such funds, and also paid the seller an additional $124,328, which amount was not authorized by the Board, as well as $40,578 for professional services. The transaction never closed, and the Company has received $200,000 refund of such funds from the seller.

Business Experience of Directors and Officers

Set forth below is certain biographical information for each director and executive officer as of the date of this filing. The Nominating Committee selects director nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership and an understanding of our oil and natural gas exploration and production business. Our overall objective is to identify a group of directors that can best contribute to our long-term success. All of the directors, including the director standing for re-election, discussed below are seasoned leaders who collectively bring to the Board a vast array of oil and natural gas industry, public company and private company and other business experience, all at the senior executive officer level, and who meet our director qualification standards. Among other attributes, the members of our Board possess a wide breadth of varied skills, experience and leadership in the natural resources and energy industries, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, corporate governance, human resources and compensation, and public policy—qualities that led the Nominating Committee and the Board to conclude that these individuals should serve as our directors at this time, in light of our business and structure, overall industry environment, and our long-term strategy. The specific experiences, qualifications, attributes, and skills of each director are briefly described below. In addition, the directors represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and fresh perspectives, and have a demonstrated ability to work collaboratively with candid discussion.

James W. Denny III (72) – Independent Director (Class Two). Mr. Denny has served on the Board since December 2019. Mr. Denny possesses more than 45 years of industry related experience. Mr. Denny previously served as Executive Vice President of Operations for Lilis Energy during 2018 and 2019. Mr. Denny served as Vice President at Siltstone from 2016 to 2018 and as Magnum Hunter Resource Corporation’s Executive Vice President of Operations and as President of the Appalachian Division from 2007 to 2016. Mr. Denny also served as President and Chief Executive Officer of Gulf Energy Management Company, a wholly-owned subsidiary of Harken Energy Corporation from 2002 to 2007. In his capacity as President and Chief Executive Officer of Gulf Energy Management, Mr. Denny was responsible for all facets of Gulf Energy Management’s North American operations. He is a registered professional engineer in the state of Louisiana and is a certified earth scientist. He is also a member of various industry associations, including the American Petroleum Institute, the National Society of Professional Engineers, the Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers. He is a graduate of the University of Louisiana-Lafayette with a Bachelor of Science in Petroleum Engineering. The Board has concluded that Mr. Denny’s experience qualifies him for service as an independent director and as a member of the Audit, Compensation and Nominating Committees.

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Patrick E. Duke (54) – Director (Class Two). Mr. Duke has served on the Board since December 2019. Mr. Duke is the managing partner of The Angelus Group, which he co-founded in 2014, and also is the founder, president, and managing director of Duke Capital, which has been operating for approximately 17 years, and was president of Lone Star Builders. As an investment banker for Sun Technologies, Mr. Duke was responsible for developing and managing market targeted acquisitions totaling more than $200 million in various technology sectors. To date, Mr. Duke has been involved in predominantly onshore oil and gas transactions exceeding a total of $150 million. In addition, he co-founded an oil and gas exploration company that was eventually sold to Placid Oil Company, which is owned by the Hunt Family in Dallas, Texas.

Randall D. Keys (60) – Independent Director (Class One). Mr. Keys has served on the Board since December 2019. Mr. Keys served as Chief Executive Officer of Evolution Petroleum Corporation, a NYSE-listed exploration and production company, prior to his retirement in 2018. He joined Evolution in 2014 as Chief Financial Officer. Mr. Keys has over 35 years of experience in the oil and gas industry, including positions as Chief Financial Officer of public energy companies. He earned a B.B.A. in Accounting from the University of Texas at Austin and began his career with the accounting firm of KPMG. The Board has concluded that Mr. Keys’ broad experience in the energy industry qualifies him for service as an independent director. Further, his experience as a financial officer in public energy companies, experience with SEC reporting requirements and his education and prior certification as a CPA qualifies him to serve as an Audit Committee Financial Expert.

Javier F. Pico (60) - Independent Director and Nominee for Re-election (Class Three). Mr. Pico was appointed to the Board on May 8, 2017 and elected by the shareholders on July 17, 2017. Mr. Pico has practiced law for 27 years and has been the Managing Partner of Javier F. Pico, P.C. Law Offices in Boston, Massachusetts since 1992 where he practices business, real estate and immigration law. He received his Juris Doctor from the Boston University School of Law and is licensed to practice law in New York and Massachusetts. The Board has concluded that Mr. Pico’s experience qualifies him for service as an independent director and as a member of the Audit, Compensation and Nominating Committees.

D. Stephen Slack (70) – Independent Director (Class One). Mr. Slack has served on the Board since December 2019. Mr. Slack is the former President and Chief Executive Officer of South Bay Resources, L.L.C., a privately held oil and gas exploration and production company, and of its affiliate South Bay Resources Canada, Inc. Prior to founding South Bay in 2001, Mr. Slack served as Senior Vice President and Chief Financial Officer of Pogo Producing Company, Inc. (formerly NYSE: PPP), an independent oil and gas producer, from 1988 to 1998, and as a director from 1990 to 1998. From March 2003 to August 2010, Mr. Slack served as a director of The Cornell Companies, Inc. (formerly NYSE: CRN). During his tenure, Mr. Slack served as chair of the Audit Committee, the Committee’s designated financial expert and as a member of the Compensation Committee. Mr. Slack received his bachelor’s degree from the University of Southern California and his Master of Business Administration (M.B.A.) from Columbia University. The Board has concluded that Mr. Slack’s experience qualifies him for service as an independent director and as a member of the Audit, Compensation and Nominating Committees.

Ryan L. Smith (37) – Chief Executive Officer and Chief Financial Officer. Mr. Smith has served as the Company’s Chief Executive Officer since December 2019 and as the Company’s Chief Financial Officer since May 2017. Mr. Smith consulted for the Company from January 2017 to May 2017. Prior to this position, Mr. Smith served as Emerald Oil Inc.’s Chief Financial Officer from September 2014 to January 2017 and Vice President of Capital Markets and Strategy from July 2013 to September 2014. Prior to joining Emerald, Mr. Smith was a Vice President in Canaccord Genuity’s Investment Banking Group focused solely on the energy sector. Mr. Smith joined Canaccord Genuity in 2008 and was responsible for the execution of public and private financing engagements along with mergers and acquisitions advisory services. Prior to joining Canaccord Genuity, Mr. Smith was an Analyst in the Wells Fargo Energy Group, working solely with upstream and midstream oil and gas companies. Mr. Smith holds a Bachelor of Business Administration degree in Finance from Texas A&M University.

Delinquent Section 16(a) Reports

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directors, executive officers, and persons beneficially holding more than 10% of our Common Stock must report their initial ownership of our Common Stock and any changes in that ownership in reports that must be filed with the SEC and us. The SEC has designated specific deadlines for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us and written representations from the filing persons, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed in 2019 under Section 16(a) of the Exchange Act, other than (i) APEG Energy II, L.P., which did not timely file its Form 3 and (ii) Patrick E. Duke, who has not timely filed one Form 3 and one Form 4.

Board Recommendation

The Board recommends you vote “FOR” the director nominee contained in Proposal 1. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the election of Javier F. Pico as the Class Three director of the Company to serve until the third succeeding annual meeting of shareholders to be held in 2023 and until his successor has been duly elected or appointed and qualified.”

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board seeks shareholder ratification of the Audit Committee’s engagement and appointment of Plante & Moran PLLC (“Plante Moran”), certified public accountants, to act as the independent registered public accounting firm for the audit of our financial statements for the year ending December 31, 2020. The Audit Committee has not determined what action, if any, would be taken should the appointment of Plante Moran not be ratified at the meeting. A representative from Plante Moran will be present at the Annual Meeting in person or by telephone to respond to appropriate questions and will be provided the opportunity to make a statement at the meeting.

Principal Accounting Fees and Services

The Audit Committee approves the terms of engagement before we engage the audit firm for audit and non-audit services, except as to engagements for services outside the scope of the original terms, in which instances the services are provided pursuant to pre-approval policies and procedures established by the Audit Committee. These pre-approval policies and procedures are detailed as to the category of service and the Audit Committee is kept informed of each service provided. These policies and procedures, and the work performed pursuant thereto, do not include any delegation to management of the Audit Committee’s responsibilities under the Exchange Act.

Plante Moran, the Company’s independent registered accounting firm for the fiscal years ended December 31, 2019 and 2018, charged the following fees related to our 2019 and 2018 financial statements through March 31, 2020, all of which were approved by the Audit Committee:

	2019	2018
Audit fees	$205,826	$380,483
Audit-related fees(1)	-	19,141
Tax fees(2)	-	2,900
All other fees	-	-

(1) Audit-related fees represent fees associated with the review of a potential acquisition transaction and additional work related to governance issues.

(2) Tax fees represent fees associated with filing extensions for the Company’s 2018 income tax returns.

On May 31, 2018, our audit committee engaged EKS&H, LLP (“EKS&H”), which, in October 2018, merged with Plante Moran and took the name Plante & Moran PLLC, to serve as our independent registered public accounting firm.

Moss Adams LLP (“Moss Adams”) audited our financial statements for the year ended December 31, 2017. On April 30, 2018, our Audit Committee Chairman and Chief Financial Officer received notice that Moss Adams declined to stand for re-election as our independent registered public accounting firm. Moss Adams charged the following fees related to our 2018 financial statements, all of which were approved by the Audit Committee:

	2019	2018
Audit fees (1)	$-	$25,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-

(1) Audit fees represent fees associated with the review of Form 10-Q for the three months ended March 31, 2018.

Relationship with Independent Accountants

Each audit report of Plante Moran on the Company’s financial statements for the years ended December 31, 2018 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, although Plante Moran’s audit report on the Company’s financial statements for the year ended December 31, 2018 stated that the Company has suffered recurring losses from operations and has significant uncertainties that raise substantial doubt about its ability to continue as a going concern.

During the two most recent fiscal years ended December 31, 2019, there were no disagreements between the Company and Plante Moran or Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Plante Moran or Moss Adams, as applicable, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

During the two most recent fiscal years ended December 31, 2019, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K concerning Plante Moran or Moss Adams, except that for the years ended December 31, 2018 and 2019, material weaknesses existed in our internal control over financial reporting, as described in Item 9A to our annual report on Form 10-K for each such year.

Board Recommendation

The Board recommends you vote “FOR” Proposal 2. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders ratify the Audit Committee’s appointment of Plante & Moran PLLC, certified public accountants, to act as the auditors of the Company’s financial statements for the year ending December 31, 2020.”

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PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, our shareholders are entitled to cast an advisory “say-on-pay” vote at the Annual Meeting to approve the compensation of the Company’s executive officers named in the Summary Compensation Table below, as disclosed in this Proxy Statement. We will hold an advisory vote on executive compensation every year until the next required advisory vote with respect to the frequency of advisory votes on executive compensation, which will occur at the 2023 annual meeting of shareholders. At the 2019 annual shareholders’ meeting, the say-on-pay vote was 7,127,517 votes for, 249,111 votes against, and 105,637 shares abstaining.

As an advisory vote, the result of the vote on this Proposal 3 is not binding on the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for Named Executive Officers referenced in the Summary Compensation Table below.

Executive Compensation

Our executive compensation programs are designed to provide a competitive level of compensation to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance shareholder value.

Summary Compensation Table

The table below sets forth information regarding compensation for the individuals who served as our Chief Executive Officer and Chief Financial Officer during 2019, who are referred to as our “Named Executive Officers”, for the years indicated:

Name and Position	Year	Salary	Bonus	Stock Awards(3)	Option Awards	All Other Compensation		Total

Ryan L. Smith	2019	$240,000	$312,000	$-	$-	$7,200	(2)	$559,200
Chief Executive Officer and Chief Financial Officer(1)	2018	$245,077	$192,000	$181,500	$-	$8,250	(2)	$626,827

C. Randel Lewis	2019	$-	$-	$-	$-	$59,040		$59,040
Former Chairman, Interim Chief Executive Officer and Custodian(4)	2018	$-	$-	$-	$-	$-		$-

David A. Veltri	2019	$134,625	$-	$-	$-	$18,207	(3)	$152,832
Former Chief Executive Officer(5)	2018	$366,602	$359,000	$424,425	$-	$42,596	(3)	$1,192,614

(1)	Mr. Smith was appointed Chief Executive Officer on December 10, 2019.
(2)	All Other Compensation for Mr. Smith in 2019 and 2018 is comprised of the employer 401(k) matching contributions.
(3)	There were no stock awards granted during fiscal year 2019. Stock awards for 2018 reflects the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 and does not necessarily reflect the actual value that may be realized by the executive. For fiscal year 2018, the grant date fair value for restricted stock awards is based on the closing price of our common stock on May 10, 2018, the grant date for those awards, which was $11.21 per share.
(4)	Mr. Lewis served as out court appointed custodian, interim Chief Executive Officer and Chairman from May 30, 2019 through his discharge following the 2019 annual meeting held December 10, 2019. Mr. Lewis received $59,040 for his services as custodian. Mr. Lewis did not receive additional compensation for his service on the Board.
(5)	All Other Compensation for Mr. Veltri in 2019 is comprised of $14,617 paid to Mr. Veltri on expense reports for items that may have been personal in nature and employer 401(k) matching contributions of $3,590. All other compensation in 2018 for Mr. Veltri is comprised of $34,203 paid to Mr. Veltri on expense reports for items that may have been personal in nature, employer 401(k) matching contributions of $8,250 and life insurance of $143.

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Outstanding Equity Awards

The following table provides information relating to the unexercised stock options and the unvested stock awards for the Named Executive Officers as of December 31, 2019. Each award to each Named Executive Officer is shown separately, with a footnote describing the award’s vesting schedule. As of December 31, 2019, Mr. Veltri did not own any unexercised options or unvested shares of restricted stock in the Company.

	Stock Option Awards					Restricted Stock Awards
	Number of Securities Underlying					Shares of Restricted Stock
	Unexercised Options			Option	Option	That Have Not Vested
Name	Exercisable		Unvested	Exercise Price	Expiration Date	Number	Market Value

Ryan L. Smith	10,000	(1)	-	$11.60	11/10/2027	-	$0

(1)	In November 2017, Mr. Smith was granted a stock option award for 10,000 shares of Common Stock which are presently exercisable.

Potential Payments Upon Termination or Change in Control

Ryan Smith, our current Chief Executive Officer and Chief Financial Officer, is eligible to receive certain severance benefits and change in control benefits pursuant to their employment agreement. The potential severance and change in control benefits that our Named Executive Officers could have received as of December 31, 2019 are described below. The employment agreement of David Veltri, our former Chief Executive Officer, was terminated on February 25, 2019, and he is not currently entitled to any potential payments upon a change in control.

The Company entered into an agreement with Mr. Smith on March 5, 2020. The term of Mr. Smith’s Employment Agreement commenced on March 5, 2020 and, unless terminated sooner as provided in the Employment Agreement, will continue until January 1, 2021. After January 1, 2021, the Employment Agreement will automatically renew for one successive term of one year, unless Mr. Smith or the Company provides written notice within 60 days prior to the expiration that the Employment Agreement will not be renewed. Nonrenewal of the Employment Agreement will not be treated as a termination of employment with the Company unless Mr. Smith’s employment with the Company is actually terminated in connection with such nonrenewal.

Mr. Smith’s employment agreement provides for base salary, bonus and entitles him to participate in the Company’s Amended and Restated 2012 Equity and Performance Incentive Plan under such terms and conditions as the Company may determine for any applicable calendar year.

In the event that the Company terminates Mr. Smith’s employment without cause (as that term is defined in the Employment Agreement) or Mr. Smith terminates his employment for good reason (as that term is defined in the Employment Agreement), Mr. Smith shall be entitled to receive (i) any accrued obligation (as that term is defined in the Employment Agreement); (ii) any unpaid annual bonus for any completed fiscal year that has ended prior to termination with such amount to be determined by actual performance during the completed fiscal year; (iii) a payment equal to his annual base salary; (iv) a payment equal to the value of any non-discretionary annual cash bonus that would have been payable based on actual performance, pro-rated for the period worked prior to termination; (v) if Mr. Smith (or his dependents) elects COBRA coverage (or similar coverage as provided by similar state law), for a maximum of 12 months, a monthly payment equal to the monthly COBRA premium cost applicable to Mr. Smith; and (vi) immediate vesting of any and all equity awards granted to Mr. Smith during his employment.

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In connection with a change of control (as defined in the Employment Agreement), in the event that the Company terminates the Employment Agreement without cause, or Mr. Smith terminates the Employment Agreement for good reason, then Mr. Smith shall be entitled to receive (i) any accrued obligation (as that term is defined in the Employment Agreement); (ii) any unpaid annual bonus for any completed fiscal year that has ended prior to termination with such amount to be determined by actual performance during the completed fiscal year; (iii) a payment equal to the value of any non-discretionary annual cash bonus that would have been payable based on actual performance, pro-rated for the period worked prior to termination; (iv) if Mr. Smith (or his dependents) elects COBRA coverage (or similar coverage as provided by similar state law), for a maximum of 12 months, a monthly payment equal to the monthly COBRA premium cost applicable to Mr. Smith; (v) immediate vesting of any and all equity awards granted to Mr. Smith during his employment; (vi) a payment equal to two times the total of (A) Mr. Smith’s base salary plus (B) the value of the annual cash bonus earned during the fiscal year immediately preceding the year of such termination; and (vii) subject to the discretion of the Compensation Committee, an additional cash bonus related to the change of control transaction, if the terms of the transaction are deemed to be significantly favorable to the Company.

Non-Employee Director Compensation

We generally use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. Additionally, our directors are reimbursed for reasonable travel expenses incurred in attending meetings. In setting director compensation, we consider the significant amount of time that directors expend fulfilling their duties to us as well as the skill level required of such directors. For the year ended December 31, 2019, all non-employee director compensation was paid in cash as shown below:

	Nature of Director Fees
Director Name	Director	Committee	Stock Awards	Total
James W. Denny III(1)	$-	$-	$-	$-
Patrick E. Duke(1)	-	-	-	-
Randall D. Keys(1)	-	-	-	-
Javier F. Pico(2)	10,000	5,000	-	15,000
D. Stephen Slack(1)	-	-	-	-

Former Directors
Catherine J. Boggs(3)	2,500	-	-	2,500
J. Weldon Chitwood(4)	10.000	-	-	10,000
John G. Hoffman(5)	5,000	-	-	5,000
C. Randel Lewis(6)	-	-	-	-
David A. Veltri(7)	-	-	-	-

All directors as a group	$27,500	$5,000	$-	$32,500

(1)	Elected to serve on the Board of Directors on December 10, 2019.
(2)	Mr. Pico’s compensation includes $5,000 for serving as audit committee chairman.
(3)	Ms. Boggs was appointed as an interim member of the board on June 13, 2019 as a result of Mr. Hoffman’s resignation, and she did not stand for re-election at the 2019 annual meeting.
(4)	Mr. Chitwood’s Board term expired at the 2019 annual meeting held on December 10, 2019, and he did not stand for re-election at the 2019 Annual Meeting.
(5)	Mr. Hoffman resigned from the Board on May 22, 2019.
(6)	Mr. Lewis served as out court appointed custodian, interim Chief Executive Officer and Chairman from May 30, 2019 through his discharge following the 2019 annual meeting held on December 10, 2019. Mr. Lewis received $59,040 for his services as custodian. Mr. Lewis did not receive additional compensation for his service on the Board.
(7)	Mr. Veltri was terminated as President and Chief Executive Officer on February 25, 2019. Mr. Veltri did not receive additional compensation for service on the Board.

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Compensation Committee

We have a Compensation Committee, the members of which are D. Stephen Slack, Randall D. Keys and Javier F. Pico. These members are independent under applicable criteria established by Nasdaq. The Compensation Committee met formally on one occasion in 2019 and discussed compensation matters informally several times during the year. All Compensation Committee members attended all meetings of the Committee during 2019 either in person or by telephone.

The Compensation Committee reviews and recommends to the Board compensation packages for our officers. The Compensation Committee may delegate to a subcommittee or to our Chief Executive Officer or other officer such of its duties and responsibilities as the Compensation Committee deems to be in the best interests of the Company, provided such delegation is not prohibited by law or Nasdaq rule.

Compensation Risk Assessment

We do not believe that our compensation programs encourage excessive risk taking. Risk mitigating factors of our compensation program and Board governance include:

●	A mix of short-term and long-term incentives designed to incentivize creation of long-term shareholder value; and
●	Caps on awards under our bonus programs, along with the use of targeted performance goals designed to emphasize metrics that lead to long-term shareholder value creation.

Equity Compensation Plan Information

A summary of the combined activity in each of our equity incentive plans for the year ended December 31, 2019, is as follows:

	Number of Shares to be Issued Upon:
	Exercise of Outstanding Options		Vesting of Restricted Stock
	Number of Shares	Weighted Average Exercise Price of Shares	Number of Shares	Weighted Average Grant Date Price	Securities Available for Future Issuance

Plans Approved by Shareholders
2001 Incentive Stock Option Plan	-	$-	-	$-	-
2008 Stock Option Plan for Independent Directors and Advisory Board Members	2,811	$199.32	-	$-	-
2012 Equity and Performance Incentive Plan	28,735	$53.03	-	$-	-
Total	31.546	$66.10	-	$-	-

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Certain Relationships and Related Transactions

Family Employment

We have adopted a nepotism policy pursuant to which family members of any employee, which include fathers, mothers, siblings, sons, daughters, nieces, nephews or grandchildren, may not be hired or terminated by a direct family member. Additionally, family members are not allowed to participate in any discussion relating to the setting of compensation rates for other family members. An immediate relative of any employee can only be hired after the Compensation Committee has reviewed the application of the direct family member and has satisfied itself that (a) the position is necessary, (b) the position has been adequately advertised, (c) other applicants have been interviewed by non-family managers of the Company and (d) the family member is the most qualified candidate for the position. Further, written approval from the Chairman of the Compensation Committee must be received along with an approved rate of pay before any family members of any employees, officers or directors can be employed and paid by us.

Related Person Transaction Policy

From time to time, we have entered into transactions with certain “related persons,” a category that generally includes executive officers, directors, and beneficial owners of 5% or more of our Common Stock, and immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.” The Audit Committee is responsible for the review and approval of each related party transaction exceeding $120,000, although, as a matter of practice, the Audit Committee reviews, and, if appropriate, approves, all related party transactions regardless of the amount involved.

The Audit Committee considers all relevant factors when determining whether to approve a proposed related party transaction, including (without limitation):

●	the size of the transaction and the amount of consideration that might be paid to a related person;

●	the nature of the interest of the applicable related person; and

●	whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties.

Implementation of the Policy

In determining whether to approve a proposed related party transaction, the Audit Committee must be reasonably satisfied that:

●	the transaction likely will significantly benefit all shareholders, even though it will provide a benefit to the related parties; and

●	goods or services of comparable quality either cannot be obtained from third parties in time to meet the Company’s needs or can be obtained but at a significantly higher cost.

In appropriate circumstances, the Audit Committee may enlist outside sources to obtain information about the possibility of using third-party vendors’ goods and/or services.

Compensation of certain related persons other than executive officers is determined by the Compensation Committee rather than the Audit Committee as discussed in “Family Employment.” The policy has been followed by the Committee since 2004.

Related Party Transactions

Since January 1, 2018, there were no related party transactions that would require disclosure under SEC rules.

Board Recommendation

The Board recommends you vote for Proposal 3. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of our Named Executive Officers for 2019 as disclosed in the Proxy Statement for U.S. Energy’s 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, the compensation tables and the narrative disclosures that accompany the compensation tables.”

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PROPOSAL 4: APPROVAL OF AMENDMENTS TO U.S. ENERGY CORP. AMENDED AND RESTATED 2012 EQUITY AND PERFORMANCE INCENTIVE PLAN

Background and Purpose

Our Board has unanimously adopted, and is submitting for shareholder approval, certain amendments to the U.S. Energy Corp. Amended and Restated 2012 Equity and Performance Incentive Plan (the “2012 Plan”). The purpose of amending the 2012 Plan is to increase the number of shares issuable under the 2012 Plan and to increase the limitation on the number of shares that may be granted to an Eligible Individual. The increase in number of shares issuable under the 2012 Plan will allow us to continue to make future grants of equity incentive awards under the 2012 Plan to directors, officers, and employees. The increase to the limitation on the number of shares that may be granted to an Eligible Individual will allow the Company to more adequately compensate its directors, officers, employees and contractors while enabling the Company to attract new talent. As described more fully below, we consider such amendments to the 2012 Plan to be a key component of our compensation structure. The past grants received by our executive officers and directors under the 2012 Plan during fiscal year 2019 are set forth above in the sections titled “Executive Compensation” and “Non-Employee Director Compensation,” respectively.

The 2012 Plan was originally adopted on April 24, 2012 and has been amended from time to time. When the 2012 Plan was originally adopted, we reserved 20,000 shares of common stock. All share amounts with respect to the 2012 Plan have been adjusted to reflect the ten-for-one reverse stock split and the six-for-one reverse stock split we effected in 2019 and 2016, respectively. We reserved an additional 33,333 shares of common stock for issuance when the 2012 Plan was amended in 2015, reserved an additional 100,000 shares of common stock for issuance when the 2012 Plan was amended in 2017, and reserved an additional 100,000 shares when the 2012 Plan was last amended in 2018. As of December 31, 2019, 27,101 shares of our common stock remained available for issuance under the 2012 Plan. See “Equity Compensation Plan Information” set forth above in the section titled “PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION” for additional information regarding the number of shares of our common stock that are available for issuance under the 2012 Plan.

Accordingly, our Board has determined that there are not sufficient shares available for issuance under the 2012 Plan to make future equity grants, a key component of our compensation structure. We consider the 2012 Plan to be an essential element of total compensation of our directors, executive officers and employees and believe the 2012 Plan promotes our interests and the interests of our shareholders by attracting and retaining the services of key employees and qualified directors and encouraging a sense of proprietorship in the Company and stimulating the active interest of those persons receiving awards under the 2012 Plan in our development and success. By increasing the number of shares of common stock available for issuance as awards under the 2012 Plan by 250,000 shares, or approximately 18% of our currently outstanding shares of common stock, we believe we will have the flexibility to use equity awards to continue to support our growth strategy and our ability to attract and retain talented executives and employees. Because the amount and timing of specific equity awards in the future is dependent on our employee headcount, management performance, competitive compensation practices and other factors, some of which are beyond our control, it is not possible to know when or if the currently proposed increase in the shares available under the 2012 Plan will be exhausted or the amount of subsequent dilution that may ultimately result from such awards.

If approved by the shareholders, the amendment to increase the number of common shares reserved for issuance under the 2012 Plan would amend Section 3(a)(i) to read in its entirety as follows:

“(i) Subject to adjustment as provided in Section 13 of the Plan, a maximum of 277,101 Shares may be delivered pursuant to Awards under this Plan.”

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The 2012 Plan, as currently adopted, limits grants to individual participants during any fiscal year of the Company to 80,000 shares. Accordingly, our Board has determined that the limitations on grants to individual participants is too restrictive. The Board believes that increasing the limit on grants to individual participants to 150,000 shares will better allow the Company to meet is compensation objectives and to attract talent and motivate the Company’s officers, directors and employees to accomplish the Company’s goals.

If approved by the shareholders, the amendment to increase the number of common shares reserved for issuance under the 2012 Plan would amend Section 3(b)(i) to read in its entirety as follows:

“(i) Subject to adjustment as provided in Section 13 of this Plan, the maximum number of shares with respect to which Awards may be granted hereunder to any Participant or Director during any fiscal year of the Company shall be 150,000 shares (the “Limitation”). If an Option is canceled, the canceled Option shall continue to be counted toward the Limitation for the year granted. An Option (or a Stock Appreciation Right) that is repriced during any fiscal year is treated as the cancellation of the Option (or Stock Appreciation Right) and grant of new Option (or Stock Appreciation Right) for purposes of the Limitation for that fiscal year.”

If Proposal 4 is not approved by shareholders, the Board of Directors believes the Company will not have sufficient shares for future grants under the 2012 Plan, will not be able to meet its future compensation objectives, attract talent and motivate the Company’s officers, directors and employees to accomplish the Company’s goals, and will not be able to attract and retain qualified contractors.

A copy of the 2012 Plan, as amended by the amendments contemplated by this Proposal 4, is included as Appendix A to this Proxy Statement.

Tax Considerations

Our ability to obtain a federal income tax deduction for amounts paid under the 2012 Plan could be limited by Section 162(m) of the Code. Pursuant to Section 162(m) of the Code, the federal income tax deduction for the Company will generally be unavailable for annual compensation in excess of $1 million paid to any of our “covered employees” (within the meaning of Section 162(m) of the Code), which generally include the chief executive officer, the chief financial officer and the three other most highly compensated officers of the Company. In the past, amounts that constituted “performance-based compensation” generally did not count toward the $1 million limit. Nevertheless, under statutory changes mandated by the Tax Cuts and Jobs Act of 2017 (“TCJA”), performance-based compensation is no longer excluded from the application of the $1 million limitation.

Interest of Certain Persons in Matters to Be Acted Upon

Other than as a result of their right to participate in the 2012 Plan, no person who was a director or executive officer of the Company in the year ended December 31, 2019, or any associate of theirs, has any substantial interest in this proposal.

Required Vote and Recommendation

Provided a quorum of at least a majority of the issued and outstanding shares of common stock is present (in person or by proxy), this proposal will be approved if the votes cast favoring the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will not have an effect on the proposal.

Board Recommendation

The Board recommends you vote for Proposal 4. For the reasons provided in this Proxy Statement, we are asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the vote to approve the amendments to the U.S. Energy Corp. Amended and Restated 2012 Equity and Performance Incentive Plan to increase the number of shares of common stock reserved for issuance under the 2012 Plan by 250,000 and to increase the limitation on the number of shares of common stock that may be granted to an Eligible Individual to 150,000 shares.”

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Report of the Audit Committee

Management is responsible for the preparation of our financial statements, and the reporting process, as well as maintaining effective internal control over financial reporting and assessing the effectiveness of the controls. For the fiscal year ended December 31, 2019 Plante & Moran PLLC was responsible for auditing the annual financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. The Audit Committee is responsible for, among other things, reviewing and selecting the independent registered public accounting firm, reviewing our annual and interim financial statements, and pre-approving all engagement letters and fees for audit and non-audit services provided by our independent accountant.

In performing its oversight functions in connection with our financial statements as of and for the year ended December 31, 2019, the Audit Committee has:

●	Reviewed and discussed the audited financial statements with management and our independent registered accounting firm, including the quality of the accounting principles, and the reasonableness of significant judgments made in the preparation of the financial statements;

●	Discussed with our independent registered accounting firm those matters required to be discussed by the statement on Auditing Standards No. 61, as amended and as adopted by the Public Accounting Oversight Board (“PCAOB”) in Rule 3200T;

●	Received written disclosures from our independent registered accounting firm regarding its independence as required by the PCAOB and discussed with the independent registered accounting firm its independence; and

●	Reviewed and approved the services provided by the independent registered accounting firm.

Based upon the foregoing reports and discussions, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board, and the Board has approved, that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 30, 2019.

Respectfully submitted by the Audit Committee of the Board,

/s/ Randall D. Keys, Chairman
/s/ Javier F. Pico
/s/ D. Stephen Slack

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this Proxy Statement. We are disclosing important information to you by referring you to those documents and information we subsequently file with the SEC will automatically update and supersede information contained in this Proxy Statement and in our other filings with the SEC. This document incorporates by reference the Company’s Annual Report on Form 10- for the year ended December 31, 2019, filed on March 30, 2020 and the Company’s current reports on Form 8-K filed on February 26, 2019, March 27, 2019, April 17, 2019, April 23, 2019, May 15, 2019, May 20, 2019, May 24, 2019, June 4, 2019, June 18, 2019, June 25, 2019, July 10, 2019, August 9, 2019, August 21, 2019, September 6, 2019, September 18, 2019, December 12, 2019, December 19, 2019, March 5, 2020 and March 10, 2020.

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APPENDIX A

U.S. Energy Corp.

Amended and Restated 2012 Equity and Performance Incentive Plan

Adopted By the Board: ~~April 24, 2010, March 20, 2015, April 27, 2017 April 24, 2018~~, April __, 2020

Approved by the Shareholders: ~~June 29, 2012 June 19, 2015, July 17, 2017 September 11, 2018,~~ June __, 2020

Effective: ~~July 1~~, ~~2012 2015 July 17, 2017 September 11, 2018~~, June __, 2020

1. Purpose. The purpose of the 2012 Equity and Performance Incentive Plan is to attract and retain officers and other employees of U.S. Energy Corp., a Wyoming corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2. Definitions. As used in this Plan,

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Performance Share, Performance Unit, Other Share-Based Award, or any other right, interest or option related to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 14 of this Plan, such committee (or subcommittee).

(d) “Change in Control” has the meaning set forth in Section 11.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(f) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.

(g) “Company” means U.S. Energy Corp., a Wyoming corporation, and its successors.

(h) “Date of Grant” means the date specified by the Board on which a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(i) “Director” means a member of the Board of Directors of the Company.

(j) “Effective Date” means July 1, 2012. As amended, the Effective Date shall be the later of (1) July 1, 2015, or (2) the date that shareholder approval is obtained for the Amended and Restated 2012 Equity and Performance Incentive Plan.

(k) “Eligible Individual” means an officer, employee, Director, or contractor of the Company or any one or more of its Subsidiaries.

(l) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

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(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(n) “Free-Standing Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option.

(o) “Incentive Stock Options” means Options that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(p) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance objectives themselves.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable.

(q) “Market Value per Share” means, as of any particular date, the closing sale price of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed. If the Common Stock is not traded on a given date, the Market Value per Share means the closing price for a share of Common Stock on the principal national securities exchange on which the Common Stock is traded for the immediately preceding date on which the Common Stock is traded. If the Common Stock is not listed on a national securities exchange, the Market Value per Share shall be the fair market value of a share of Common Stock as determined in good faith by the Board in accordance with the fair market value pricing rules set forth in Section 409A of the Code.

(r) “Optionee” means the Eligible Individual named in an Evidence of Award evidencing an outstanding Option.

(s) “Option Price” means the purchase price per Share payable on exercise of an Option.

(t) “Option” means an option to purchase Common Stock granted pursuant to Section 4 of this Plan.

(u) “Participant” means an Eligible Individual who has received an Award under this Plan.

(v) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be measured.

(w) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(x) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(y) “Plan” means this U.S. Energy Corp. 2012 Equity and Performance Incentive Plan, as may be amended from time to time.

(z) “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which the applicable Restriction Period has not yet lapsed.

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(aa) “Restriction Period” means the period of time during which Restricted Stock is subject to a substantial risk of forfeiture or Restricted Stock Units are subject to restrictions, as provided in Section 6 and Section 7 of this Plan.

(bb) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock or cash at the end of a specified period.

(cc) “Share” means one share of Common Stock.

(dd) “Spread” means, on any applicable measurement date, the excess of the Market Value per Share over the Option Price or Base Price provided for in an Option or Stock Appreciation Right, respectively.

(ee) “Separation from Service” means a Participant’s Termination of Employment with the Company and any of its Subsidiaries or affiliates that qualifies as a “separation from service” for purposes of Section 409A of the Code. A Separation from Service will be deemed to occur where the Participant and the Company, its Subsidiary or affiliate, reasonably anticipate that the bona fide level of services the Participant will perform (whether as an employee or as an independent contractor) will be permanently reduced to a level that is less than thirty-seven and a half percent (37.5%) of the average level of bona fide services the Participant performed during the immediately preceding 36 months (or the entire period the Participant has provided services if the Participant has been providing services to the Company and any of its Subsidiaries or affiliates for less than 36 months).

(ff) “Stock Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and includes both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(gg) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

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(hh) “Tandem Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option.

(ii) “Termination of Employment” means the termination of a Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or affiliates. Unless otherwise determined by the Board, if a Participant’s employment with the Company and its affiliates terminates but such Participant continues to provide services to the Company and its affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant shall be deemed to incur a Termination of Employment in the event of the disaffiliation of such Participant’s subsidiary, affiliate, or division unless the Board specifies otherwise. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and affiliates do not constitute a Termination of Employment. If an Award is subject to Section 409A of the Code, however, Termination of Employment for purposes of that Award shall mean the Participant’s Separation from Service.

3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i)	Subject to adjustment as provided in Section 13 of this Plan, a maximum of 277,101 shares of Common Stock may be delivered pursuant to Awards granted under this Plan.

(ii)	Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued to a Participant and, therefore, the total number of shares of Common Stock available under the Plan as of a given date shall not be reduced by any Common Stock relating to prior Awards that have expired or have been forfeited or cancelled. If the Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the share limits set forth in this Section 3. Notwithstanding anything to the contrary contained herein: (A) if shares of Common Stock are tendered or otherwise used in payment of the Option Price of an Option or the Base Price of a Stock Appreciation Right, the total number of shares of Common Stock covered by the Option or Stock Appreciation Right being exercised shall count against the aggregate Plan limit described above and (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate Plan limit described above.

(b) Limitations on Grants to Individual Participant.

(i)	Subject to adjustment as provided in Section 13 of this Plan, the maximum number of shares with respect to which Awards may be granted hereunder to any Participant or Director during any fiscal year of the Company shall be 150,000 shares (the “Limitation”). If an Option is canceled, the canceled Option shall continue to be counted toward the Limitation for the year granted. An Option (or a Stock Appreciation Right) that is repriced during any fiscal year is treated as the cancellation of the Option (or Stock Appreciation Right) and grant of new Option (or Stock Appreciation Right) for purposes of the Limitation for that fiscal year.

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4. Options. The Board may, from time to time and upon such terms and conditions as it may determine, grant to Eligible Individuals options to purchase Common Stock. Each grant of Options will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each Evidence of Award will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each Evidence of Award will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant (or 110% of the Market Value Per Share in the case of an Incentive Stock Option issued to the owner of 10% or more of the voting power of the Company or any of its Subsidiaries).

(c) Each Evidence of Award will specify whether the Option Price will be payable, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, in any form of lawful consideration approved by the Committee. As of the Effective Date (and subject to any future action by the Committee to restrict the forms of consideration that may be used to pay the Option Price) the Committee has approved the following:: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Market Value per Share on the date of delivery equal to the Option Price (or portion thereof) due for the number of Shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Market Value per Share on the date of attestation equal to the Option Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) a “cashless” exercise program established with a broker; (iii) reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Market Value per Share equal to the aggregate Option Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) any other form of legal consideration that may be acceptable to the Committee including but not limited to “net” or “immaculate” exercise. Unless otherwise specifically provided in the Evidence of Award, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

(d) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(e) Each Evidence of Award will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before the Options or installments thereof will become exercisable. The Evidence of Award may provide for the earlier exercisability of such Options in the event of the retirement, death or disability of a Participant, or a Change of Control.

(f) Any Evidence of Award Option may specify Management Objectives that must be achieved as a condition to the Options becoming exercisable.

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(g) Options granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options shall be designated as such in the Evidence of Award and may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(h) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options.

(i) The exercise of an Option will result in the cancellation on a share for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j) Each Evidence of Award shall specify the period during which the Option may be exercisable; provided, however that no Option will be exercisable more than 10 years from the Date of Grant (5 years for any Incentive Stock Option issued to any owner of 10% or more of the outstanding voting securities of the Company or any of its Subsidiaries). Each Evidence of Award may provide for accelerated expiration of the Option upon the Participant’s Termination of Employment.

5. Stock Appreciation Rights.

(a) The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Options granted hereunder, or (ii) to any Eligible Individual, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) of the Tandem Appreciation Right at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Options; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) of the Free Standing Appreciation Right at the time of exercise.

(b) Each grant of Stock Appreciation Rights will be evidenced by an Evidence of Award which shall identify the Stock Appreciation Right as a Free-Standing Appreciation Right or a Tandem Appreciation Right (and in the case of Tandem Appreciation Rights shall identify the related Option) and shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions of this section and section 5(c) and 5(d) below (as applicable), and those of the remainder of the Plan:

(i)	Each Evidence of Award shall specify the amount payable upon exercise of the Stock Appreciation Right and may provide that such may be paid by the Company in cash, in Common Stock or in any combination thereof and may retain in the Board the right to elect among those alternatives.

(ii)	Any Evidence of Award may specify that the amount payable on exercise of a Stock Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)	No grant of Stock Appreciation Rights may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Stock Appreciation Rights.

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(c) Each Evidence of Award of Tandem Appreciation Rights shall specify the Base Price of such Tandem Appreciation Rights (which shall generally equal the Option Price of the Related Option) and will provide that such Tandem Appreciation Rights may be exercised only at a time and during the period when the related Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Option for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Regarding Free-Standing Appreciation Rights only:

(i)	Each Evidence of Award will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Each Evidence of Award will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Free-Standing Appreciation Right or installments thereof will become exercisable. The Evidence of Award may provide for the earlier exercisability of such Free-Standing Appreciation Rights in the event of the retirement, death or disability of a Participant, or a Change of Control;

(iii)	Any Evidence of Award of Free-Standing Appreciation Rights may specify Management Objectives that must be achieved as a condition of the Free-Standing Appreciation Rights becoming exercisable;

(iv)	Each Evidence of Award shall specify the period during which the Free-Standing Appreciation Right may be exercisable; provided, however that no Free-Standing Appreciation Right will be exercisable more than 10 years from the Date of Grant. Each Evidence of Award may provide for accelerated expiration of the Free-Standing Appreciation Right upon the Participant’s Termination of Employment; and

(v)	Successive grants of Free-Standing Appreciation Rights may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised.

6. Restricted Stock. The Board may, from time to time and upon such terms and conditions as it may determine, grant or sell Restricted Stock to Participants. Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

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(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than or equal to the Market Value per Share at the Date of Grant.

(c) Each Evidence of Award will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code during the Restriction Period, which “substantial risk of forfeiture” may lapse upon the passage of time and/or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant or sale will provide that during the Restriction Period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board in the Evidence of Award (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any Evidence of Award may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(f) Notwithstanding anything to the contrary contained in this Plan, any Evidence of Award may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a Change of Control.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the Restriction Period be subject to the same restrictions as the underlying award and/or reinvested or deemed reinvested in additional shares of Restricted Stock. In the event such dividends are not reinvested or deemed reinvested in additional shares of Restricted Stock, they shall be paid in cash (without interest) on the date on which the Restricted Period lapses.

(h) Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units. The Board may, from time to time and upon such terms and conditions as it may determine, grant Restricted Stock Units to Eligible Individuals. Each grant of Restricted Stock Units will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each such grant will constitute the agreement by the Company to deliver one share of Common Stock per Restricted Stock Unit (or to deliver the cash equivalent thereof) to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify in the Evidence of Award. Each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Common Shares subject to the Restricted Stock Units as to which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

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(b) Notwithstanding anything to the contrary contained in this Plan, any Evidence of Award may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a change of Control.

(c) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote the Common Shares subject to the Restricted Stock Units, but the Board may in the Evidence of Award authorize the payment of dividend equivalents on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock, provided that dividend equivalents shall not be paid in a manner that would cause any tax to be due under 409A of the Code.

(d) Each Evidence of Award Unit will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each Evidence of Award will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be based on the Market Value per Share as of the date on which the Restriction Period lapsed with respect to each Restricted Stock Unit.

8. Performance Shares and Performance Units. The Board may, from time to time and upon such terms and conditions as it may determine, grant Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each grant or sale of Performance Shares and Performance Units will be evidenced by an Evidence of Award which shall contain such terms and conditions as the Board may approve that are not inconsistent with the following terms and conditions and those of the remainder of the Plan:

(a) Each Evidence of Award will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Board at the time of grant, and may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or a Change of Control.

(c) Any Evidence of Award will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each Evidence of Award may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Each Evidence of Award will specify the payment to be made pursuant to any award of Performance Shares or Performance Units and the time and manner of such payment. Any Evidence of Award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Stock or in any combination thereof and may retain in the Board the right to elect among those alternatives.

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(e) Any Evidence of Award may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Evidence of Award may provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock subject in all cases to payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid, provided that dividend equivalents shall not be paid in a manner that would cause any tax to be due under 409A of the Code.

9. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Eligible Individual such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Board shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.

(c) The Board may grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

(d) Share-based awards pursuant to this Section 9 are not required to be subject to any minimum vesting period.

10. Transferability.

(a) Except as otherwise determined by the Board, no Option, Stock Appreciation Right or other Award shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such Award be transferred for value. Except as otherwise determined by the Board, Options and Stock Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) Any Evidence of Award may provide that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon (A) the exercise of Options or Stock Appreciation Rights, (B) upon the termination of the Restriction Period applicable to Restricted Stock Units or (C) upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer that are consistent with applicable law.

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11. Change in Control.

(a) In the event of a Change in Control, but notwithstanding any other provision of the Plan to the contrary, the Board may, in its discretion, take any of the actions listed in this Section 11.

(i)	provide that any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become immediately vested and fully exercisable;

(ii)	provide that any Restricted Stock, Restricted Stock Unit and other Awards shall become vested in full;

(iii)	provide that Performance Criteria applicable to Performance Shares and Performance Units or Management Objectives applicable to other Awards shall be deemed to be satisfied and such Awards shall be considered to be earned and payable in full;

(iv)	provide for the assumption or substitution of equal or greater value of any Award on such terms and conditions as the Board deems appropriate and consistent with Section 409A of the Code;

(v)	make such settlements of outstanding Awards as it deems appropriate, including, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Board in its sole discretion; and

(vi)	provide for the cancellation without payment of each Option or Stock Appreciation Right or other Award with an Option Price or Base Price (or similar amount) greater than the consideration offered in connection with any such Change in Control.

(a)	The Board’s actions need not be uniform, and may result in disparate treatment among Participants, Awards, and portions of the same Award, as the Board determines in its sole and absolute discretion.

(b)	Notwithstanding the foregoing, in the event the Board does not, for any reason, provide for the assumption or substitution with an award of equal or greater value of any Award (or portion thereof) pursuant to the Change in Control transaction, such Award (or portion thereof) shall become vested in full immediately prior to such Change in Control.

(c)	To the extent the Board provides for the assumption or substitution with an award of equal or greater value of an outstanding Award (or portion thereof), then, to the extent not otherwise vested by the Board in accordance with the provisions of this Section 11 and notwithstanding any other provision of this Plan to the contrary, during the 12-month period following a Change in Control: (i) upon the involuntary termination of an Optionee or Participant’s employment other than termination for Cause; (ii) upon the voluntary termination of employment by the Participant following a material and adverse change in the Optionee or Participant’s compensation, responsibilities, functions or reporting relationship; or (iii) in the event an Optionee or Participant resigns rather than accept a mandatory relocation greater than 50 miles; then, in any such event, all outstanding Awards held by such Optionee or Participant shall become vested as of the Date of Termination. Any Option or Stock Appreciation Right held by the Optionee or Participant as of the date of the Change in Control that remains outstanding as of the date of Termination of Employment may thereafter be exercised, until the earlier of (i) the third anniversary of the date of Termination of Employment; or (ii) the expiration of the Term of such Option or Stock Appreciation Right. Restricted Stock shall immediately be vested free and transferable. Restricted Stock Units, Performance Shares, Performance Units and other Awards shall be vested as of the Termination of Employment and settled as soon as practicable as specified in the Evidence of Award; provided, however, that if the Award is subject to Section 409A and the Optionee or Participant is a Specified Employee, the Award shall be settled on the first day of the seventh month following the Participant’s Termination of Employment.

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(d)	For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then-outstanding Shares of Common Stock plus any other outstanding shares of stock of the Corporation entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the Company and any employee benefit plan (or related trust) sponsored by it shall not be deemed to be a Person; or

(ii)	A change in the composition of the Board such that the individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board. For this purpose, any individual whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board; or

(iii)	The consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries or a sale or other disposition of substantially all of the assets of the Company or a material acquisition of assets or stock of another entity by the Company or any of its Subsidiaries, (each, a “Business Combination”) if:

(A)	the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination do not beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such Business Combination; or

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(B)	a Person beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of stock of the corporation resulting from such Business Combination; or

(C)	members of the Incumbent Board do not comprise at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

(iv)	A complete liquidation or dissolution of the Company.

(e)	If an Award is subject to Section 409A of the Code, any provision regarding the timing or form of payment upon a Change in Control shall be set forth in the Award Agreement when the Award is granted. The payment or settlement of any such Award that is subject to Section 409A of the Code shall accelerate upon a Change in Control only if the event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code. Any adjustment to the Award that does not affect the Award’s status under Section 409A (including, but not limited to, accelerated vesting or adjustment of the amount of the Award) may occur upon a Change-in-Control as defined in the Plan without regard to this paragraph, even if the event does not constitute a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” under Section 409A.

12. Securities Act Compliance.

(a) If the Board deems it necessary to comply with the Securities Act of 1933, as amended, and the regulations and rulings thereunder, the Board may require a written investment intent representation by the Optionee or Participant and may require a restrictive legend be affixed to certificates for shares of Common Stock.

(b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) U.S. federal, state or local securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, until such provisions would be satisfied. Nothing herein shall require the Company to take any actions to cause such exercise, nonforfeitability or delivery to comply with all such provisions.

13. Adjustments. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Awards, the Option Price of Options and the Base Price of Stock Appreciation Rights, Options and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board shall also make or provide for such adjustments in the numbers of shares of Common Stock specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13; provided, however, that any such adjustment to the number specified in Section 3(a)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

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14. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee (the “Committee”) of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such Committee or subcommittee. A majority of the Board or Committee (or subcommittee), as applicable, will constitute a quorum, and the action of the members of the Board or Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Board or Committee (or subcommittee).

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 9 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c) The Board or, to the extent of any delegation as provided in Section 14(a), the Committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the Plan. The Board or the Committee may, by resolution and consistent with applicable law, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the Committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) shall report periodically to the Board or the Committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

15. Clawback. Any benefits the Optionee or Participant may receive under this Plan shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Optionee or Participant.

16. Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined from time to time by the Board.

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17. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

18. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant fails to make arrangements for the payment of tax, the Company may withhold such tax from any other form of remuneration payable to the Participant, including, if it determines in its sole and absolute discretion, from shares of Common Stock payable pursuant to the Award having a value equal to the amount required to be withheld. When a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Stock on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Stock to be withheld and delivered pursuant to this Section 18 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Options.

19. Amendments, Termination Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 13 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Options or the Base Price of outstanding Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Options or Base Price of the original Stock Appreciation Rights, as applicable, without stockholder approval.

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(c) If permitted by Section 409A of the Code, but subject to Section 20d) hereof, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, or in the case of a change of control, the Board may, in its sole discretion, accelerate the time at which such Option, Stock Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 20(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 13 above, no such amendment shall impair any material right of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the tenth business day following (i) the seventh month after such Separation of Service, (ii) the Participant’s death, (iii) or such earlier date or event on which such amount may be paid without violating the provisions of Code Section 409A.

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(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

21. Code Section 162(m) Provisions.

(a) Covered Employees.

(i)	Notwithstanding any other provision of the Plan, if the Committee determines that any Award is being granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” (within the meaning of 162(m) (3) of the Code), then the Committee may provide that this Section 21 is applicable to such Award.

(b) Performance Goals.

(i)	If an Award is subject to this Section 18, then the lapsing of restrictions thereon and the distribution of Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more specified levels of Performance Criteria. Such Performance Criteria may be based solely by reference to the Company’s performance or the performance of a division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles; provided that the Committee may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such Performance Criteria as “performance-based compensation” under Section 162(m). Such Performance Criteria shall be set by the

Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Before any payments are made with respect to any Awards subject to this Section 21, the Committee shall certify in writing whether and to what extent the Performance Criteria relating to such payment have been met.

(c) Other Restrictions.

(i)	The Committee shall have the power to impose such other restrictions on Awards subject to this Section 21 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

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22. Code Section 280G Reduction in Awards.

(a) Notwithstanding anything to the contrary contained in this Plan, in the event the Company determines, in its sole discretion, that any payment or distribution by the Company to or for the benefit of any Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) (collectively, “Payments”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then there shall be made a calculation under which such Payments provided to the Participant are reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax (the “4999 Limit”). A comparison shall then be made between (A) Participant’s Net After-Tax Benefit (as defined below) assuming application of the 4999 Limit; and (B) Participant’s Net After-Tax Benefit without application of the 4999 Limit. If (B) exceeds (A), then no limit on the Payments received by Participant under this Agreement shall be imposed by this Section 22. Otherwise, the amount payable to Executive pursuant to this Agreement shall be reduced so that no such Payment is subject to the Excise Tax. “Net After-Tax Benefit” shall mean the sum of (x) all payments that Participant receives or is entitled to receive that are in the nature of compensation and contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 280G(b)(2) (either, a “Section 280G Transaction”), less (y) the amount of federal, state, local and employment taxes and Excise Tax (if any) imposed with respect to such payments.

(b) In the event that a reduction in Payments is required pursuant to the immediately preceding paragraph, then, except as provided below with respect to Payments that consist of health and welfare benefits, the reduction in Payments shall be implemented by determining the “Parachute Payment Ratio” (as defined below) for each Payment and then reducing the Payments in order beginning with the Payment with the highest Parachute Payment Ratio. For Payments with the same Parachute Payment Ratio, such Payments shall be reduced based on the time of payment of such Payments, with amounts being paid furthest in the future being reduced first. For Payments with the same Parachute Payment Ratio and the same time of payment, such Payments shall be reduced on a pro-rata basis (but not below zero) prior to reducing Payments next in order for reduction. For purposes of this Section, “Parachute Payment Ratio” shall mean a fraction, the numerator of which is the value of the applicable Payment as determined for purposes of Code Section 280G, and the denominator of which is the financial present value of such Parachute Payment, determined at the date such payment is treated as made for purposes of Code Section 280G (the “Valuation Date”). In determining the denominator for purposes of the preceding sentence (1) present values shall be determined using the same discount rate that applies for purposes of discounting payments under Code Section 280G; (2) the financial value of payments shall be determined generally under Q&A 12, 13 and 14 of Treasury Regulation 1.280G-1; and (3) other reasonable valuation assumptions as determined by Company shall be used. Notwithstanding the foregoing, Payments that consist of health and welfare benefits shall be reduced after all other Payments, with health and welfare Payments being made furthest in the future being reduced first.

Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with the Company or participates in a severance program sponsored by the Company or one of its affiliates that contains express provisions regarding Section 280G or Section 4999 of the Code (or any similar successor provision), the Section 280G or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any Payments due that Participant.

23. Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Wyoming.

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24. Effective Date/Expiration. This Plan will be effective as of the Effective Date, which is the date on which the Plan is adopted by the Board. The Plan shall be submitted to the Company’s stockholders for approval. Unless the Plan is approved by the Company’s stockholders within twelve (12) months before or after the Effective Date, the Plan and all Awards made under it shall be void and of no force and effect. No grant will be made under this Plan more than ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the Company’s shareholders, whichever is earlier but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. The provisions of this Section 24 shall be applied to the Plan, as amended and restated, as if the Plan were originally established on the date that the Amended and Restated 2012 Equity and Performance Incentive Plan is adopted, and accordingly, the Plan will not expire until ten (10) years following the date the Amended and Restated 2012 Equity and Performance Incentive Plan is adopted.

25. Miscellaneous.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may, to the extent compliant with applicable law, condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

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U.S. ENERGY CORP.

U.S. ENERGY CORP.
675 BERING DR
SUITE 100
HOUSTON, TX 77057

VOTE VIA THE INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D16068-Z77319

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

U.S. ENERGY CORP.

The Board of Directors recommends that you vote FOR the nominee:

	For All	Withhold All	For All Except
1. To elect one Class Three director to serve for a term expiring at our 2023 Annual Meeting of Shareholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee Class Three:

01) Javier F. Pico

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal No. 2:			
2. To ratify the appointment of Plante & Moran PLLC as our independent auditor.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal No. 3:			
3. To approve, on an advisory basis, the 2019 compensation of the Company's named executive officers.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal No. 4:			
4. To approve amendments to the U.S. Energy Corp. Amended and Restated 2012 Equity and Performance Incentive Plan that increases the number of shares issuable under the plan and increases the limitation on the number of shares that may be granted to an Eligible Individual.	☐	☐	☐

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check the box to the right then indicate the name(s) and the number of votes to be cast for such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please provide your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D16069-Z77319

U.S. ENERGY CORP.

This proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders to be held June 9, 2020 8:00 AM, CST

The shareholder(s) hereby appoint(s) Ryan L. Smith as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of U.S. ENERGY CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, CST on June 9, 2020, at the Company's Offices at 675 Bering Dr, Suite 100, Houston, TX 77057 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE DIRECTOR SPECIFIED IN PROPOSAL 1 AND FOR EACH OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4.

CUMULATE ______________________________

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

Continued and to be signed on reverse side